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                                                                    EXHIBIT 5(A)

                                November 10, 1998



CNF Transportation Inc.
3240 Hillview Avenue
Palo Alto, California  94304

Ladies and Gentlemen:

     We have acted as special counsel to CNF Transportation Inc., a Delaware corporation (the "Company"), and CNF Trust II and CNF Trust III, each a statutory business trust created under the Business Trust Act of the State of Delaware (each, a "Trust" and, collectively, the "Trusts"), in connection with the proposed issuance and sale of up to $250,000,000 aggregate initial public offering price of (i) the Company's unsecured debt securities, which may include senior debt securities, senior subordinated debt securities, subordinated debt securities, junior subordinated debt securities and debt securities with any other ranking (collectively, the "Debt Securities"), (ii) shares (the "Common Shares") of the Company's common stock, par value $.625 per share (the "Common Stock"), (iii) shares (the "Preferred Shares") of the Company's preferred stock, no par value (the "Preferred Stock"), (iv) depositary shares (the "Depositary Shares") representing fractional interests in Preferred Shares, which Depositary Shares will be evidenced by depositary receipts ("Depositary Receipts"), (v) warrants (the "Warrants") of the Company to purchase Common Stock, (vi) preferred securities (the "Preferred Securities") of the respective Trusts, and guarantees by the Company (the "Guarantees") of the Preferred Securities. The Debt Securities, the Common Shares, the Preferred Shares, the Depositary Shares, the Warrants, the Preferred Securities and the Guarantees are hereinafter called, collectively, the "Securities".

     The Debt Securities will be issued pursuant to one or more Indentures (each, an "Indenture"), each between the Company and a trustee named therein. The terms of each series of Preferred Shares shall be established by a resolution or resolutions adopted by the board of directors of the Company or a duly authorized committee thereof and set forth in a certificate of designations (a "Certificate of Designations"). The Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a "Deposit Agreement"), each between the Company
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and a depositary named therein. The Warrants will be issued pursuant to one or more Warrant Agreements (each, a "Warrant Agreement"), each between the Company and a warrant agent named therein. The Preferred Securities of each Trust will be issued pursuant to its Amended and Restated Declaration of Trust (each, an "Amended Declaration") among the Company, the trustees named therein and the holders from time to time of undivided beneficial interests in the assets of such Trust. The Preferred Securities of each Trust will be guaranteed by the Company pursuant to a Preferred Securities Guarantee Agreement (each, a "Guarantee Agreement") between the Company and a trustee named therein. The Indentures, the certificates evidencing the Debt Securities, the Certificates of Designations, the Deposit Agreements, the Depositary Receipts, the Warrant Agreements, the certificates evidencing the Warrants, the Amended Declarations, the certificates evidencing the Preferred Securities and the Guarantee Agreements are hereinafter called, collectively, the "Operative Documents".

     As special counsel to the Company and the Trusts, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form S-3 (Registration No. 333-56667), as amended by Amendment No.1 thereto (as so amended, the "Registration Statement"), filed by the Company and the Trusts under the Securities Act of 1933, as amended (the "1933 Act"), (ii) the forms of Indentures, the form of certificate evidencing the Debt Securities, the form of Deposit Agreement (including the form of Depositary Receipt), the form of Warrant Agreement (including the form of certificate evidencing the Warrants), and the form of Guarantee Agreement filed as exhibits to the Registration Statement and (iii) such other instruments, certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts relevant to the opinions expressed herein which were not independently established or verified by us, we have relied, without independent investigation, upon statements and representations of public officials, officers and other representatives of the Company, the Trusts and others.

     Based on the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

     (i) When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of a series of Debt Securities and to authorize and approve the form, terms, execution and delivery of such Debt Securities, the related Indenture and any supplemental indenture or officers' certificate establishing the form and terms of such Debt Securities pursuant to such Indenture, (b) appropriate action has been taken by the Company in accordance with such Indenture to authorize the issuance and establish the form and terms of such Debt Securities, (c) such Indenture and any such supplemental indenture or officers' certificate have been duly executed and delivered by, and shall constitute valid, binding and enforceable obligations of, the Company and, in the case of such Indenture and any such supplemental indenture, a trustee duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and (d) certificates evidencing the Debt Securities of such series (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company under its corporate seal, authenticated by such trustee, and issued and delivered

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against payment of the consideration therefor as determined by appropriate corporate action of the Company, all in accordance with such Indenture and such corporate and other action, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (iii) When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Common Shares and (b) certificates evidencing such Common Shares have been duly executed by duly authorized officers of the Company under its corporate seal, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received has a value not less than the par value of such Common Shares and is legally valid consideration under the laws of the State of Delaware), all in accordance with the Company's charter and by-laws, the laws of the State of Delaware and such corporate action, such Common Shares will be validly issued, fully paid and non-assessable.

     (iv) When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of a series of Preferred Shares, to establish the terms thereof, to authorize and approve the form, terms, execution and delivery of certificates evidencing the Preferred Shares of such series, and to authorize and approve the form, terms, execution and delivery of a Certificate of Designations relating thereto and the filing thereof with the Secretary of State of the State of Delaware (the "Secretary of State"), (b) a Certificate of Designations (in such form and with such terms) has been duly executed and acknowledged by duly authorized officers of the Company and duly filed with the Secretary of State and shall have become effective, and (c) certificates evidencing the Preferred Shares of such series (in such form and with such terms) have been duly executed by duly authorized officers of the Company under its corporate seal, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company (assuming that the consideration so received is legally valid consideration under the laws of the state of Delaware), all in accordance with the Company's charter and by-laws, the laws of the State of Delaware and such corporate action, such Preferred Shares will be validly issued, fully paid and nonassessable.

     (v) When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Depositary Shares representing fractional interests in Preferred Shares of a particular series and the issuance of Depositary Receipts evidencing such Depositary Shares and to authorize and approve the form, terms, execution and delivery of such Depositary Receipts and a related Deposit Agreement, (b) such Deposit Agreement has been duly executed and delivered by, and shall constitute a valid, binding and enforceable agreement of, the Company and the depositary thereunder, (c) appropriate corporate action has been taken by the Company to authorize the issuance of such Preferred Shares and the deposit thereof with such depositary pursuant to the Deposit Agreement, (d) such Preferred Shares shall have been duly authorized and validly issued, shall be fully paid and non-assessable and shall have been deposited with such depositary in accordance with such Deposit Agreement, and
(e) such depositary shall have duly executed, issued and delivered the Depositary Receipts (in such form and with such terms) evidencing such Depositary Shares against payment of the consideration therefor as determined by appropriate corporate action of the Company, all in accordance with

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such Deposit Agreement, the Company's charter and by-laws, the laws of the State of Delaware and such corporate action, such Depositary Receipts will entitle the holders thereof to the rights provided therein and in such Deposit Agreement.

     (vi) When (a) appropriate corporate action has been taken by the Company to authorize the issuance and sale of Warrants and the issuance and delivery of the shares of Common Stock (the "Underlying Shares") issuable upon exercise of such Warrants, and to authorize and approve the form, terms, execution and delivery of certificates evidencing such Warrants and a related Warrant Agreement, (b) such Warrant Agreement has been duly executed and delivered by, and shall constitute a valid, binding and enforceable agreement of, the Company and the warrant agent thereunder, (c) certificates evidencing such Warrants (in such form and with such terms) have been duly executed and attested by duly authorized officers of the Company, authenticated by such warrant agent, and issued and delivered against payment of the consideration therefor as determined by appropriate corporate action of the Company and (d) appropriate corporate action has been taken by the Company to reserve such Underlying
Shares for issuance upon exercise of such Warrants upon payment of the exercise price therefor (assuming that such exercise price has a value not less than the par value of such Underlying Shares and is legally valid consideration under the laws of the State of Delaware), all in accordance with such Warrant Agreement, the Company's charter and by-laws, the laws of the State of Delaware and such corporate action, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (vii) When (a) appropriate corporate action has been taken by the Company to authorize the issuance of Guarantees with respect to the Preferred Securities of a Trust and to authorize and approve the form, terms, execution and delivery of a related Guarantee Agreement, (b) such Guarantee Agreement has been duly executed and delivered by, and shall constitute a valid, binding and enforceable agreement of, the Company and a trustee duly qualified under the 1939 Act, (c) the Amended Declaration of such Trust shall have been duly authorized, executed and delivered by, and shall constitute a valid, binding and enforceable agreement of, the parties thereto (including an institutional trustee duly qualified under the 1939 Act), and (d) such Preferred Securities and the common securities of such Trust shall have been duly authorized and validly issued, shall be fully paid and (in the case of such Preferred Securities) nonassessable, and shall be undivided beneficial interests in the assets of such Trust, all in accordance with such Guarantee Agreement, the Amended Declaration and such corporate action, such Guarantee Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     The foregoing opinion is subject to the following qualifications, exceptions, assumptions and limitations:

     A. Members of our firm are admitted to the bar of the State of New York and the foregoing opinion is limited to matters arising under the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (the "DGCL"). We express no opinion as to the laws of any other jurisdiction or, in the case of Delaware, any other Delaware laws (including, without limitation, the Business Trust Act of the State of Delaware), or as to the municipal laws of or the laws of any local agencies or

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governmental authorities within the State of New York, or in each case as to any matters arising thereunder or relating thereto.

     B. With respect to any Operative Document or other instrument or agreement to be entered into in connection with the transactions referred to herein (each, an "Instrument"), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party thereto other than the Company (each, an "Other Party"), if not a natural person, will at all relevant times be duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and in good standing under the laws of any other applicable jurisdictions and (ii) each such Other Party will have full right, power and authority to execute, deliver and perform its obligations under each Instrument to which it is a party and each such Instrument will be duly authorized (if applicable), executed and delivered by, and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, such Other Party. In addition, we have assumed that (1) the Company will at all relevant times be validly existing and in good standing under the laws of the State of Delaware and any other applicable jurisdictions and (2) each Trust has been duly organized and will at all relevant times be validly existing and in good standing under the laws of the State of Delaware and any other applicable jurisdiction.

     C. We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) regarding indemnity or contribution; (iv) regarding waiver of usury, stay, extension or similar laws, (v) regarding specific performance or the grant of any power of attorney; (vi) requiring the Company to take further action or to enter into further agreements or instruments or to provide further assurances; or (vii) regarding choice of law, submission to jurisdiction or consent to service or process.

     D. The above opinions are qualified to the extent that the validity, binding effect or enforceability of any instrument or agreement may be subject to or limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and further to the extent that the enforcement of any Securities denominated or payable in a currency or currency unit other than United States dollars, or a Guarantee in respect of Preferred Securities denominated or payable in a currency or currency unit other than United States dollars, may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

     E. In rendering the opinions expressed above, we have assumed that (i) the Company will have a sufficient number of authorized and unissued shares of Common Stock and Preferred Stock so that the Common Shares, Preferred Shares and Underlying Shares issued from time to time by the Company will be issued from the authorized and unissued shares of Common Stock or Preferred Stock, as the case may be, and that such shares will not have been reserved by the Company for any other purpose; (ii) certificates representing the Common Shares, Preferred Shares and the Underlying Shares will be in due and proper form and will comply with all

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applicable requirements of the Company's charter and bylaws and the DGCL; and
(iii) the Securities, the Operative Documents, and all other applicable instruments, and the execution, delivery and performance thereof by the parties thereto, will comply with applicable law and will not constitute a breach or violation of, or a default under, the charter or by-laws of the Company or the organizational documents of the Trusts or any Other Party, or any instrument or agreement to which the Company, any Trust or any Other Party is or becomes a party or by which any of them or any of their respective properties is or becomes bound.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving the foregoing consent, however, we do not admit that we come within the category of person whose consent is required under
Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                      Very truly yours,

                                      /s/ BROWN & WOOD LLP


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